INVESTMENT AGREEMENT

      THIS INVESTMENT AGREEMENT (the "Agreement") is dated as of February 17, 2006, by and between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (referred to as "Cornell" and/or a "Buyer"), and NEOMEDIA TECHNOLOGIES INC., a corporation organized and existing under the laws of the State of Delaware (the "Company").

                                    RECITALS:

      WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, the Buyer has purchased from the Company an eight percent (8%) promissory note dated March 30, 2005 in the original principal amount of Twenty Million Dollars ($20,000,000) (referred to as the "Prior Securities").

      WHEREAS, as of the date hereof, the Buyer is the beneficial owner of the Prior Securities. The Buyer desires to surrender the Prior Securities plus accrued and unpaid interest on the Prior Securities through the date hereof in an amount equal to Three Million Two Hundred Eight Thousand Seven Hundred Two Dollars ($3,208,702) (consisting of $2,790,000 in principal plus $418,702 as and for interest on the Prior Securities) for conversion into Series C Preferred Shares and to purchase additional Series C Preferred Shares as outlined below;

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase up to Twenty Seven Million Dollars ($27,000,000) of Series C Preferred Shares (the "Series C Preferred Shares"), which shall be convertible into shares of the Company's common stock, par value $0.01 (the "Common Stock") (as converted, the "Conversion Shares") of which Three Million Two Hundred Eight Thousand Seven Hundred Two Dollars ($3,208,702) shall be purchased for consideration solely consisting of surrendering the Prior Securities, Eighteen Million Seven Hundred Ninety One Thousand Two Hundred Ninety Eight Dollars ($18,791,298) shall be purchased by an additional funding by the Buyer on the date hereof (the "First Closing") and Five Million Dollars ($5,000,000) shall be purchased by an additional funding by the Buyer on the date the registration statement (the "Registration Statement") filed pursuant to the Investor Registration Rights Agreement dated the date hereof, is declared effective by the United States Securities and Exchange Commission (the "SEC") (the "Second Closing") (individually referred to as a "Closing" collectively referred to as the "Closings"), for a total purchase price of Twenty Million Dollars ($27,000,000) (the "Purchase Price"); and

      WHEREAS, the Company has authorized the following series of its Preferred Stock, par value $0.001 per share (the "Series C Preferred Shares"), which shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company Certificate of Designations, Preferences, and Rights of the Series C Preferred Shares attached hereto as Exhibit A (the "Certificate of Designations"); and

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions substantially in the form attached hereto as Exhibit C (the "Irrevocable Transfer Agent Instructions"); and

      NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    ISSUANCE OF SHARES AND RELATED TRANSACTIONS.

      1.1 Purchase Price. The Purchase Price for the Series C Preferred Shares shall be paid to the Company in immediately available funds on the Closing Date (as set forth in Section 1.2 hereof. The Purchase Price shall be reduced by the fees described in Section 14.9 hereof.

      1.2 Closings. On the date hereof the Company shall issue to the Buyers and the Buyer's shall purchase 22,000 shares of Series C Preferred Shares, which shall have the right and designations set forth on Exhibit A hereto, of which Three Million Two Hundred Eight Thousand Seven Hundred Two Dollars ($3,208,702) shall be purchased for consideration solely consisting of surrendering the Prior Securities and Eighteen Million Seven Hundred Ninety One Thousand Two Hundred Ninety Eight Dollars ($18,791,298) shall be purchased by an additional funding (consisting of a combination of a wire transfer of immediately available funds and the assignment of certain other securities as set forth on Exhibit E) by the Buyer (the "First Closing Date") and on the date the Registration Statement is declared effective by the SEC the Company shall issue to the Buyers and the Buyer's shall purchase 5,000 shares of Series C Preferred Shares, which shall have the right and designations set forth on Exhibit A hereto for Five Million Dollars ($5,000,000) (the "Second Closing Date") (the First Closing Date and the Second Closing Date are collectively referred to as the "Closing Dates"). In no event shall the Closing Dates occur prior to the satisfaction of the conditions precedent set forth in Sections 9, 10 and 11 hereof. The Closing Dates shall take place at the offices of the Buyer or at such other place as may be mutually agreed upon by the Buyers and the Company. On the Closing Dates, the Company shall deliver to the Buyers certificates representing the Series C Preferred Shares.

      1.3 Issuance of Shares. At the First Closing, subject to the terms, restrictions and conditions of this Agreement the Company shall issue, sell, and deliver to the Buyers Twenty Two Thousand (22,000) shares of Series C Preferred Shares, which shall have the right and designations set forth on Exhibit A hereto and on the Second Closing Date, subject to the terms, restrictions and conditions of this Agreement the Company shall issue, sell, and deliver to the Buyers Five Thousand (5,000) shares of Series C Preferred Shares, which shall have the right and designations set forth on Exhibit A hereto. All of the Series

C Preferred Shares and the Conversion Shares into which such the Series C Preferred Shares are convertible shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, "Encumbrances").

2.    ADDITIONAL AGREEMENTS.

      2.1 Investor Registration Rights Agreement. Contemporaneously with the execution and delivery of this Agreement the parties hereto are executing and delivering a Investor Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company shall register the Conversion Shares underlying the Series C Preferred Shares with the SEC.

      2.2 Irrevocable Transfer Agent Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Irrevocable Transfer Agent Instructions, substantially in the form attached hereto as Exhibit C.

      Collectively   the  Investor   Registration   Rights   Agreement  and  the
Irrevocable   Transfer  Agent   Instructions,   shall  be  referred  to  as  the
"Transaction Documents".

3.    COVENANTS.

      3.1 Access and Inspection, Etc. The Company shall allow the Buyers and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as the Buyers may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish the Buyers such information concerning its affairs as the Buyers may reasonably request. The Company has caused and shall cause its personnel to assist the Buyers in making such investigation and shall use their best efforts to cause the counsel, accountants, engineers and other nonemployee representatives of the Company to be reasonably available to Buyers for such purposes.

      3.2 Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

      3.3 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement and the Transaction Documents that are dependent upon its actions.

      3.4 Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Series C Preferred Shares and to consummate the transactions contemplated by this Agreement and the Transaction Documents.

4. NEGATIVE COVENANTS. The following covenants shall remain in effect for so long as the Series C Preferred Shares are outstanding:

      4.1 Lock-up Agreement. Not Applicable.

      4.2 Use of Proceeds. The Company covenants to the Buyers that the net proceeds to be received by the Company in this transaction shall be used to fund general corporate purposes and any acquisitions approved by the Board of Directors of the Company.

      4.3 No Merger or Sale of Business. The Company hereby agrees that it will not merge or consolidate with any person or entity unless it is the servicing corporation, or sell, lease or otherwise dispose of its assets or liquidate, dissolve, recapitalize or reorganize.

      4.4 No Indebtedness. The Company shall not incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business.

      4.5 No Other Registration Statements. The Company shall not file any other registration statements on any form (including but not limited to forms S-1, SB-2, S-3 and S-8) without the prior written consent of the Buyers except that the Company may file a registration statement on Form S-8 to register up to 60 million shares underlying its 2005 Stock Option Plan..

      4.6 Restriction on Issuance of the Capital Stock. The Company covenants and agrees that, so long as any of the Series C Preferred Stock remain unpaid and unconverted, the Company shall not, without the prior consent of the Buyers,
(i) issue or sell any common stock or preferred stock less than the closing bid price on the date of issuance, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock less than the closing bid price or the date of issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company or any subsidiary now existing or later created or acquired, or (iv) file any registration statements on Form S-8 (except that the Company may file a registration statement on Form S-8 to register up to 60 million shares underlying its 2005 Stock Option Plan). Excluded from the restriction above is any security, provided such security is issued at a price which is greater than or equal to the arithmetic average of the closing bid prices of the Company's Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity (c) options to purchase shares of Common Stock, provided the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

5.    REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

      To induce Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Buyers as follows:

      5.1 Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company.

      5.2 Capitalization and Related Matters.

            (a) As of the date hereof, the authorized capital stock of the Company consists of One Billion (1,000,000,000) shares of common stock, par value $0.01 per share and Twenty Five Million (25,000,000) shares of Preferred Shares, par value $0.01. As of the date hereof, the Company had 471,030,711shares of common stock issued and 466,111,091 shares of common stock outstanding and zero (0) shares of Preferred Shares issued and outstanding. No Common Stock (i) was issued in violation of the preemptive rights of any shareholder, or (ii) is held as treasury stock.

            (b) Except as set forth on Schedule 5.2(b) in the Company's the Company's Form 10-KSB for the fiscal year ended December 31, 2004 and Form 10-QSB for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the "SEC Documents") there are no outstanding any securities convertible into Common Stock or any other capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, "Securities Rights"). The Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

            (c) The Company is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of the Company's capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement, other than the Permitted Registration Rights Agreements.

            (d) The Company shall, on or before July 1, 2006, effectuate an increase its authorized capital stock to a sufficient number of shares of Common Stock to satisfy the reservation requirements of this Agreement. It shall be an event of default hereunder if the Company fails to strictly comply with its obligations under this Section 5.2(d)

            (e) On the date hereof, the Company shall reserve out of its authorized Common Stock (i) 100,000,000 shares of Common Stock for issuance upon conversion of the Series C Preferred Shares and (ii) 75,000,000 shares of Common Stock for issuance upon exercise of the Warrants. On or before July 1, 2006, the Company shall reserve an additional 250,000,000 shares of Common Stock for issuance upon conversion of the Series C Preferred Shares.

      5.3   Subsidiaries and Investments.

            (a) The SEC Documents disclose with respect to each Subsidiary (as defined below) (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and
(v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock and other equity interests of each of the Subsidiaries is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no securities rights relating to any shares of capital stock, other equity interests or other securities of any of the Subsidiaries. The Company and the Subsidiaries have good, marketable and exclusive title to the shares or other equity interests disclosed in the SEC Documents as being owned by each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of the Subsidiaries, as the case may be. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For the purposes hereof, a "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

            (b) Except as disclosed in SEC Documents, the Company does not own, nor has it ever owned, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

      5.4   Execution; No Inconsistent Agreements; Etc.

            (a) This Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

            (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company is a party, pursuant to which the Company otherwise receives benefits, or to which any of the properties of the Company is subject.

      5.5 Corporate Records. The statutory records, including the stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

      5.6   Financial Statements.

            (a) All the foregoing financial statements, and any financial statements delivered pursuant to subsection (c) below, are referred to herein collectively as the "Company Financial Statements."

            (b) The Company Financial Statements have been and will be prepared in accordance with U.S. GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

      5.7 Liabilities. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected in the SEC Documents, including the notes thereto, and (b) liabilities incurred in the ordinary course of business, none of which have had or will have a material adverse effect on the financial condition of the Company.

      5.8 Absence of Changes. Except as described in the SEC Documents and in the other Schedules to this Agreement:

            (a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company; and

            (b) the Company has complied with the covenants and restrictions set forth in this Agreement.

      5.9 Title to Properties. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the SEC Documents (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character except:
(a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no material default exists); (b) liens of real estate and personal property taxes; and (c) imperfections of title and Encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company or; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.


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

      5.10 Compliance with Law. The business and activities of the Company has at all times been conducted in accordance with its articles of incorporation and bylaws and any applicable law, regulation, ordinance, order, License (defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

      5.11 Taxes. The Company has duly filed all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. The tax returns of the Company have never been examined by any authority or other administrative body or court of any state or country. There are not now any examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind. The Company shall duly and timely prepare and file all material federal, state, local and foreign tax returns and reports necessary and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on the Company or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, and all such returns will be complete and accurate when filed.

      5.12 Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

      5.13 Leases of Real Property. All leases pursuant to which the Company is lessee or lessor of any real property (the "Leases") are listed in the SEC Documents and are valid and enforceable in accordance with their terms. There is not under any of such leases (a) any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring, or (b) to the knowledge of the Company, any material default by any lessee of the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by any lessee. The copies of the Leases heretofore furnished to Buyers are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

      5.14 Contingencies. Except as disclosed in the SEC Documents, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Company threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against it. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

      5.15 Products Liability; Warranties; Insurance. The Company will have not loss, damage, liability, fine, penalty, cost and expense (each, a "Liability") that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty.

      5.16  Intellectual Property Rights.

            (a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

            (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

            (c) neither the Company nor any registered agent of any of the foregoing has received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

            (d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

            (e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

            (f) As used herein, the term "Proprietary Rights" means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed in the SEC Documents.

            (g) the consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. The SEC Documents sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

      5.17 Material Contracts. Schedule 5.17 or the SEC Documents contain a complete list of all contracts of the Company that involve consideration in excess of the equivalent of Twenty Five Thousand Dollars ($25,000) or have a term of one year or more (the "Material Contracts"). Except as disclosed in the SEC Documents: (a) the Company has performed all material obligations to be performed by them under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company to exist.

      5.18  Employee Benefit Matters.

            (a) Except as disclosed in the SEC Documents, the Company does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

            (b) Each employee benefit plan maintained by or on behalf of the Company or any other party (including any terminated pension plans) which covers or covered any employees or former employees of the Company (collectively, the "Employee Benefit Plan") is listed in the SEC Documents. The Company has delivered to Buyers true and complete copies of all such plans and any related documents. With respect to each such plan: (a) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Company, threatened or anticipated involving such plan; (b) there are no outstanding requests for information by participants or beneficiaries of such plan; and (c) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

            (c) The Company has timely made payment in full of all contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

      5.19 Possession of Franchises, Licenses, Etc. The Company: (a) possesses all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

      5.20 Environmental Matters. Except as disclosed in the SEC Documents: (i) the Company is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

      5.21 Agreements and Transactions with Related Parties. Except as disclosed on the SEC Documents the Company is not, a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) a shareholder, (b) any person related by blood, adoption or marriage to shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in the SEC Documents, (a) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the business of the Company, and (b) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (i) which is or which within the last two (2) years has been a competitor, customer or supplier of, or has done business with, the Company, or (ii) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of the Company.

      5.22 Business Practices. Except as disclosed in the SEC Documents, the Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company's products, purchases, sales and other transactions. Without limiting the generality of the foregoing, the Company has not engaged, directly or indirectly, in: (a) the practice known as "double-invoicing" or the use or issuance of pro-forma or dummy invoices; or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods.

      5.23 Shareholder Matters. None of the matters set forth in this Agreement require the approval of the Company's shareholders.

      5.24 Full Disclosure. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.    REPRESENTATIONS AND WARRANTIES OF BUYERS.

      To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyers represent and warrant to and covenant with the Company as follows:

      6.1 Organization. Each Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. The Buyers have all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

      6.2   Execution; No Inconsistent Agreements; Etc.

            (a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by the Buyers and this Agreement is a valid and binding agreement of the Buyers, enforceable against the Buyers in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

            (b) The execution and delivery of this Agreement by the Buyers does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Buyers, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which the Buyers are a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

      6.3   Securities Laws.

            (a) The Buyers are purchasing the Series C Preferred Shares for investment purposes.

            (b) Investment Representations. The Buyers have been offered the opportunity to ask questions of, and receive answers from the Company's management, and the Buyers have been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyers have deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluation of the decision to consummate the transactions contemplated herein. In its judgment, the Buyers are sufficiently familiar with the Company to enable the Buyers to proceed with the transactions contemplated hereby.

            (c) The Buyers are "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            (d) The Buyers are sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Series C Preferred Shares.

7.    CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.

      The Company covenants and agrees that between the date hereof and the Closing Date:

      7.1 Business in the Ordinary Course. Except as set forth in the SEC Documents, the business of the Company shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in the SEC Documents or as otherwise approved by the Buyers:

            (a) Except for the transaction contemplated hereby, the Company shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of the Company;

            (b) except for sales of personal property in the ordinary course of its business, the Company shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of the Company or any interest therein;

            (c) the Company shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable the Company to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

            (d) the books, records and accounts of the Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

            (e) the Company shall use its best efforts to preserve its business organization, to preserve the good will of its suppliers, customers and others having business relations with the Company, and to retain the services of key employees and agents of the Company;

            (f) except as it may terminate in accordance with the terms of this Agreement, the Company shall keep in full force and effect, and not cause a default of any of its obligations under, each of their contracts and commitments;

            (g) the Company shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

            (h) the Company shall not create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

            (i) other than as contemplated in this Agreement, the Company shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Related Party; and

            (j) the Company shall not take or omit to take any action which would render any of the representations or warranties untrue or misleading, or which would be a breach of any of the covenants.

      7.2 No Material Changes. Except as contemplated in this Agreement, the Company shall not materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

            (a) no change shall be made in the articles of incorporation and bylaws of the Company;

            (b) no change shall be made in the authorized or issued capital stock of the Company;

            (c) the Company shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

            (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of the Company; and

            (e) no change shall be made affecting the banking arrangements of the Company.

      7.3 Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Company will promptly notify the Buyers of any event that could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Company shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Company, the Buyers shall have the rights to then exercise its available rights and remedies hereunder.

8.    CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

      The obligation of the Buyers and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of the Buyers and the
Company:

      8.1 Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving the Buyers or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Company or the Buyers.

      8.2 Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

9.    CONDITIONS TO OBLIGATIONS OF THE BUYERS.

      All obligations of the Buyers to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Buyers:

      9.1 Representations and Warranties. The representations and warranties contained in Section 5 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

      9.2 Certificate of Designations, Preferences and Rights. The Company shall have filed the Certificate of Designations, Preferences and Rights for the Series C Preferred Shares with the Delaware Secretary of State and provided the Buyers a stamped filed copy.

      9.3 Compliance with Agreements and Conditions. The Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

      9.4 Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

      9.5 Board Approval. The Company's Board of Directors shall have taken the action required by them pursuant to this Agreement, including an amendment to the Company's articles of incorporation to adopt the rights and preferences of the Series C Preferred Shares, authorize issuance of the Series C Preferred Shares and the Conversion Shares to be issued upon conversion of the Series C Preferred Shares and the reservation of the shares of Conversion Shares to be issued upon conversion of the Series C Preferred Shares.

      9.6 Other Agreements. The Company shall have executed and delivered to the Buyers the Transaction Documents all in a form acceptable to the Buyers.

      9.7 Other Documents. The Company shall have delivered to the Buyers such other documents and instruments as the Buyers deems reasonably necessary or desirable to consummate the transactions contemplated hereby.

      9.8 The Buyers(s) shall have received an opinion of counsel from Counsel to the Company in a form satisfactory to the Buyers.

      9.9 The Company shall have provided to the Buyers a certificate of good standing from the secretary of state from Delaware.

      9.10 The Company shall have provided to the Investor an acknowledgement, to the satisfaction of the Investor, from its certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

      9.11 The Company shall have satisfied its obligations to increase its authorized capital stock pursuant to Section 5.2(d) prior to the Second Closing.

      All documents delivered to the Buyers shall be in form and substance reasonably satisfactory to the Buyers.

10.   CONDITIONS TO OBLIGATIONS OF THE COMPANY.

      All of the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company:

      10.1 Representations and Warranties. The representations and warranties contained in Section 6 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Buyers in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

      10.2 Compliance with Agreements and Conditions. The Buyers shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Buyers prior to or on the Closing Date.

11.   EVENTS OF DEFAULT.

      11.1 An "Event of Default" wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

      11.2 The Company shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision contained herein or in any Transaction Document (as defined in the Investment Agreement of even date herewith) which is not cured within any applicable cure period;

      11.3 The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

      11.4 The Company or any subsidiary of the Company shall default in any of its obligations under any other obligation or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

      11.5 The Common Stock shall cease to be quoted for trading or listed for trading on the Nasdaq OTC Bulletin Board ("OTC"), Nasdaq SmallCap Market, New York Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting; or

      11.6 The Company shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a conversion or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Series C Preferred Stock in accordance with the terms hereof.

      11.7 During the time that any portion of the Series C Preferred Stock is outstanding, if any Event of Default has occurred, all of the outstanding principal and unpaid dividends under the Series C Preferred Shares shall be immediately due and payable notwithstanding any limitations contained in the Certificate of Designations or the Transaction Documents, as this term is defined in the Investment Agreement. Upon an event of default the Holders shall have the right (but not the obligation) to convert the entire amount of the Series C Preferred Shares outstanding as provided for in the Certificate of Designations.

12.   INDEMNITY.

      12.1 Indemnification by the Company. The Company (hereinafter collectively called the "Company Indemnitor") shall defend, indemnify and hold harmless the Buyers, their respective general partners, direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter collectively called the "Buyers Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Buyers Losses"), suffered or incurred by any Buyers Indemnitee by reason of, or arising out of:

            (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to the Buyers by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

            (b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date hereof on the Company's Balance Sheet, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in; or (ii) arising or occurring between January 31, 2005 and the date of this Agreement, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

            (c) Indemnification by the Buyers. The Buyers (hereinafter called the "Buyers Indemnitors") shall defend, indemnify and hold harmless the Company, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter called "Company Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Company Losses"), suffered or incurred by Company Indemnitee by reason of or arising out of any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of the Buyers contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of the Buyers pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein).

      12.2  Defense of Claims.

            (a) Each party seeking indemnification  hereunder (an "Indemnitee"):
(i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party's rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

            (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

            (c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

      12.3 Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

13.   TERMINATION.

      13.1 Termination. This Agreement may be terminated at any time on or prior to the Closing:

            (a) By mutual consent of the Buyers and the Company; or

            (b) At the election of the Buyers if: (i) a Company has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 3, 4, 7, 8 or 9 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five (5) business days from the date hereof; or

            (c) At the election of the Company if: (i) the Buyers have breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 7, 8, or 9 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five
(5) business days from the date hereof.

      13.2 Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this Section 13 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Sections 3.2 and 3.3; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

14.   MISCELLANEOUS.

      14.1  Notices.

            (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

If to the Company, to:       Neomedia Technologies Inc.
                             2201 2nd Floor - Suite 402
                             Fort Myers, FL  33901
                             Attention: Charles T. Jensen
                             Telephone: (239) 337-3434
                             Facsimile  (239) 337-3668

With a copy to:              Kirkpatrick & Lockhart Nicholson Graham LLP
                             201 South Biscayne Boulevard - Suite 2000
                             Miami, FL  33131-2399
                             Attention: Clayton E. Parker, Esq
                             Telephone: (305) 539-3300
                             Facsimile: (305) 358-7095

      If to the Buyers, to their address and facsimile numbers on Schedule I, with copies to each Buyers' counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

            (b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

      14.2 Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

      14.3 Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

      14.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in the forum selected hereby.

      14.5 Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Company may not assign this Agreement or any rights hereunder, in whole or in part.

      14.6 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

      14.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

      14.8 Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

      14.9  Expenses.

            (a) Structuring Fees. The Company shall pay a structuring fee to Yorkville Advisors, LLC of Twenty Five Thousand Dollars ($25,000), which shall be paid directly from the proceeds held in escrow for the Closing.

            (b) Fees and Expenses.  Each of the Company and the Buyers shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and all related documents to this transaction. The Company shall pay Yorkville Advisors LLC a fee equal to Two Million Seven Hundred Thousand Dollars ($2,700,000) which shall be paid directly from the proceeds held in escrow for the Closing.

            (c) The Company shall issue also issue to the Buyer a warrant to purchase twenty million (20,000,000) shares of the Company's Common Stock (the "Buyers "A" Warrant") exercisable for a period of five (5) years at an exercise price of Fifty Cents ($0.50) per share. Furthermore the Company shall also issue to the Buyer a warrant to purchase twenty five million (25,000,000) shares of the Company's Common Stock (the "Buyers "B" Warrant") exercisable for a period of five (5) years at an exercise price of Forty Cents ($0.40) per share. Furthermore, the Company shall also issue to the Buyer a warrant to purchase thirty million (30,000,000) shares of the Company's Common Stock (the "Buyers "C" Warrant") exercisable for a period of five (5) years at an exercise price of Thirty-Five Cents ($0.35) per share. (The Buyers "A" Warrant, the Buyers "B" Warrant and the Buyers "C" Warrant are collectively referred to as the "Buyers' Warrants.") The shares of the Company's Common Stock issuable upon exercise of the Buyers Warrant shall have "piggy-back" and demand registration rights.

      14.10 Finder's Fees. The Buyers represent to the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission have been agreed to by the Buyers to be paid for or on account of the transactions contemplated hereby. The Company represents to the Buyers that no broker, agent, finder or other party has been retained by the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

      14.11 Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

      14.12 Currency. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

      14.13 Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

      14.14 Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

      14.15 NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Investment Agreement or caused this Investment Agreement to be duly executed by their duly authorized officers as of the day and year first above written.



                                   COMPANY:
                                   NEOMEDIA TECHNOLOGIES, INC.

                                   By: /s/ Charles T. Jensen
                                      ------------------------------------------
                                      Name:  Charles T. Jensen
                                      Title: President & Chief Executive Officer

                                   CORNELL CAPITAL PARTNERS, L.P.
                                   By:  Yorkville Advisors, LLC
                                   Its:  General Partner


                                   By: /s/ Mark A. Angelo
                                      ------------------------------------------
                                      Name: Mark A. Angelo
                                      Its:  President and Portfolio Manager

                                    EXHIBIT A

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                        OF THE SERIES C PREFERRED SHARES

                                    EXHIBIT B
                 FORM OF INVESTOR REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT D

                  FORM IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                    EXHIBIT E

                         ASSIGNMENT OF OTHER SECUIRITES


Break Down of Consideration:                                    $  18,791,298

Assignment of Certain Promissory Notes                          $1,611,231.78
Assignment of Certain Shares of Common Stock                    $  388,768.22

Wire Transfer of Immediately Available Funds                    $  16,791,298

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

--------------------------------------------- ---------------------------------------- -------------------------------
                                                         ADDRESS/FACSIMILE                       AMOUNT OF
                    NAME                                 NUMBER OF BUYERS                       SUBSCRIPTION
--------------------------------------------- ---------------------------------------- -------------------------------
Cornell Capital Partners, LP                  101 Hudson Street Suite 3700                                $27,000,000
                                              Jersey City, NJ 07303
                                              Attention: Mark Angelo
                                              Facsimile: (201) 985-8266

With a copy to                                101 Hudson Street - Suite 3700
                                              Jersey City, NJ 07302
                                              Attention: David Gonzalez, Esq.
                                              Facsimile: (201) 985-8266